EXHIBIT 99.1

Pacific Green Concludes 2023 with Huge Growth in its Battery Energy Parks Business

Dover, DE, Dec. 14, 2023 (GLOBE NEWSWIRE) -- Pacific Green Technologies, Inc. ("Pacific Green", OTCQB: PGTK) is celebrating a year of significant progress in its mission to build a global pipeline of grid-scale Battery Energy Storage Systems (BESS).

In 2023, the business has hit a series of key strategic milestones for its international pipeline of BESS sites in development or construction, which now approaches 6 GWh of energy storage capacity.

For the UK pipeline, consisting of pioneering projects, Richborough Energy Park Limited (“Richborough”), and Sheaf Energy Park Limited (“Sheaf”), Pacific Green concluded agreements that secure the long-term future of these assets as an integral part of the UK energy grid.

In June, Pacific Green completed the sale of 99.8 MW / 99.8 MWh Richborough to energy transition fund Sosteneo for an enterprise value of £74 million (US$93 million). Richborough has now been handed over to optimiser Shell for trading across the entirety of the UK’s energy markets.

In November, 249 MW / 373.5 MWh Sheaf reached financial close – securing a combined £120 million from NatWest and the UK Infrastructure Bank and becoming one of the largest project-financed BESS sites in the world. Simultaneously, a 10-year optimisation contract was secured for Sheaf with leading energy provider SSE, and Pacific Green entered into a transaction to sell 100% of its shares in the project to Sosteneo for an enterprise value of £210 million (US$258 million).

Building on these achievements, Pacific Green has successfully expanded its BESS interests into high potential markets overseas.

In Italy, Pacific Green acquired 51% of the shares in five 100 MW battery energy parks from energy originator, Sphera Energy, with the balance of shares to be acquired upon the achievement of certain milestones by Sphera. Commercial operation will commence on these projects throughout 2026, with the total capacity up to 2.8 GWh.

In Australia, Pacific Green has entered into a pair of exclusivity agreements to secure land for two major battery energy parks – the first a 1.0 GW / 2.0 GWh project in Portland, Victoria and the second a 0.5 GW / 1.0 GWh site in Limestone Coast, South Australia. Development is well underway for these projects, which will add significantly to regional BESS capacity in Southern Australia and are slated for commercial operation in 2026.

Scott Poulter, Pacific Green’s Chief Executive, said: “2023 has been a pivotal year for Pacific Green as we take huge steps to become a major global player in the battery energy storage market. The pioneering agreements we’ve secured in the past 12 months are testament to the unique combination of technology, infrastructure, and project finance expertise within our BESS team, as well as the strength of relationships we’ve built with our international manufacturing and development partners. We’re looking forward to taking these projects further in 2024 and beyond.”

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. It offers grid-scale battery energy storage systems, renewable and environmental technologies.

For more information, visit Pacific Green’s website:
www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of the Project, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Project, general economic and political conditions. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
media@pacificgreen.com